SCHEDULE A

List of Funds Covered by the Distribution Agreement

(Amended as of June 13, 2018)

Name
JPMorgan Diversified Return Global Equity ETF
JPMorgan Diversified Return International Equity ETF
JPMorgan Diversified Return Emerging Markets Equity ETF
JPMorgan Diversified Return U.S. Equity ETF
JPMorgan Diversified Return International Currency Hedged ETF
JPMorgan Diversified Alternatives ETF
JPMorgan Diversified Return Europe Equity ETF
JPMorgan Diversified Return Europe Currency Hedged ETF
JPMorgan Diversified Return U.S. Mid Cap Equity ETF
JPMorgan Event Driven ETF
JPMorgan Disciplined High Yield ETF
JPMorgan Diversified Return U.S. Small Cap Equity ETF
JPMorgan Global Bond Opportunities ETF
JPMorgan Ultra-Short Income ETF
JPMorgan U.S. Dividend ETF
JPMorgan U.S. Minimum Volatility ETF
JPMorgan U.S. Momentum Factor ETF
JPMorgan U.S. Quality Factor ETF
JPMorgan U.S. Value Factor ETF
JPMorgan Long/Short ETF
JPMorgan Managed Futures Strategy ETF
JPMorgan USD Emerging Markets Sovereign Bond ETF
JPMorgan BetaBuilders Canada ETF
JPMorgan BetaBuilders Developed Asia ex-Japan ETF
JPMorgan BetaBuilders Europe ETF
JPMorgan BetaBuilders Japan ETF
JPMorgan BetaBuilders MSCI US REIT ETF

J.P. MORGAN EXCHANGE-TRADED FUND TRUST

By:	/s/ Lauren A. Paino
Lauren A. Paino
Title:	Executive Director/Treasurer

JPMORGAN DISTRIBUTION SERVICES, INC.

By:	/s/ Brian Shlissel
Brian Shlissel
Title:	Managing Director